UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

RIVERBED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33023	03-0448754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 247-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2007, Mark A. Floyd was elected to the Board of Directors (the “Board”) of Riverbed Technology, Inc. (the “Company”). Mr. Floyd will serve as a Class I director and will stand for reelection at the 2007 annual meeting of stockholders. The size of the Board was increased from seven to eight in connection with the election. Mr. Floyd was also appointed to serve on the Audit Committee and Compensation Committee of the Board. Mr. Floyd will also enter into the Company’s form of indemnification agreement for its directors in connection with his election to the Board.

In connection with his election, Mr. Floyd automatically received a stock option award to purchase 70,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2006 Director Option Plan. Mr. Floyd will also be eligible for the automatic stock option awards for non-employee directors called for by the 2006 Director Option Plan.

A press release announcing the appointment was issued on August 16, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 16, 2007, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

DATE: August 16, 2007	By:	/s/ Jerry Kennelly
Jerry Kennelly
President & Chief Executive Officer